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                                                                      EXHIBIT 23





               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30994) pertaining to the Palm Harbor Homes, Inc. Employee Savings Plan of our report dated June 4, 1999, with respect to the financial statements and supplemental schedules of the Palm Harbor Homes, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


                                                     ERNST & YOUNG LLP
June 28, 1999
Dallas, Texas